EXHIBIT 5.1

[FEDER, KASZOVITZ, ISAACSON, WEBER,
SKALA, BASS & RHINE LLP LETTERHEAD]

May 6, 2002

JAKKS Pacific, Inc.
22761 Pacific Coast Highway
Malibu, CA 90265

Gentlemen:

     We have acted as counsel for JAKKS Pacific, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the public offering of 3,000,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), being offered by the Company, 500,000 shares of Common Stock being offered by certain selling stockholders (the “Selling Stockholders”) and up to 525,000 shares of Common Stock to be sold by the Company solely to cover over-allotments, if any (the “Shares”).

     We have examined the Registration Statement, the form of Underwriting Agreement included as an exhibit thereto (the “Underwriting Agreement”), originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and by-laws, records of corporate proceedings, including minutes of meetings and written consents of the Board of Directors and stockholders, certificates of public officials and officers and other authorized representatives of the Company, and such other certificates, instruments and documents, and we have made such examination of law, as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies thereof.

     Based on the foregoing, we are of the opinion that:

          (a) The currently outstanding Shares offered by the Selling Stockholders are duly authorized, validly issued, fully paid and non-assessable.

          (b) The Shares offered by the Company have been duly authorized and, when issued and sold in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion in any abbreviated registration statement in connection with the Shares pursuant to Rule 462(b) under the Securities Act and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA, BASS & RHINE LLP